                     THIRTY-FOURTH AGREEMENT
            AMENDING NEW ENGLAND POWER POOL AGREEMENT


     THIS THIRTY-FOURTH AGREEMENT, dated as of September 1, 1997, is entered into by the signatory Participants for the amendment by them of the New England Power Pool Agreement dated as of September 1, 1971 (the "NEPOOL Agreement"), as previously amended or proposed to be amended by thirty-one amendments, the most recent of which was dated as of December 31, 1996 (the "Thirty-Third Agreement"), and as further amended by one or more supplements.

     WHEREAS, on December 31, 1996, the New England Power Pool ("NEPOOL") Executive Committee, on behalf of the NEPOOL Participants, filed with the Federal Energy Regulatory Commission (the "Commission") a comprehensive proposal to restructure NEPOOL and the New England wholesale electric power market and to form an independent system operator that would have responsibility for the operation of the NEPOOL Control Area and Control Center, as well as the administration of the NEPOOL Agreement and the NEPOOL open access transmission tariff ("Tariff"), which is an exhibit thereto.

     WHEREAS, on June 25, 1997, the Commission issued an order conditionally approving the creation of an independent system operator for NEPOOL (the "ISO"), New England Power Pool, Docket No. EC97-35-000, Order Conditionally Authorizing Establishment of an Independent System Operator and Disposition of Control over Jurisdictional Facilities (June 25, 1997) (the "Order");

     WHEREAS, certain of the conditions contained in the Order require amendments to the NEPOOL Agreement, as restated by the Thirty-Third Agreement, and as amended by supplements dated, respectively, as of February 7, 1997 and June 1, 1997 (the "Restated NEPOOL Agreement"); and

     WHEREAS, the signatory Participants desire to amend the Restated NEPOOL Agreement and the Tariff to comply with the requirements of the Order.

     NOW THEREFORE, the signatory Participants hereby agree as follows:

                            SECTION I
             AMENDMENTS TO RESTATED NEPOOL AGREEMENT

1. Clause (b) of Section 1.12 of the Restated NEPOOL Agreement is amended to delete the words "on its system" so that the clause, as amended, reads as follows:

          (bc) kilowatthours of use by such Participant, plus


2. Section 1.16 of the Restated NEPOOL Agreement is amended in its entirety to read as follows:

          "Entity" is any person or organization whether the United States of America or Canada or a state or province or a political subdivision thereof or a duly established agency of any of them, a private corporation, a partnership, an individual, an electric cooperative or any other person or organization recognized in law as capable of owning property and contracting with respect thereto that is either:

          (a) engaged in the electric power business (the generation and/or transmission and/or distribution of electricity for consumption by the public or the purchase, as a principal or broker, of Installed Capability, Operable Capability, Energy, Operating Reserve, and/or AGC for resale); or

          (b) an end user of electricity that is taking or eligible to take unbundled transmission service pursuant to a state requirement that the Participant that is the Transmission Provider with which that end user is directly interconnected offer the transmission service, or pursuant to a voluntary offer of unbundled transmission service to that end user by the Participant that is the Transmission Provider with which that end user is directly interconnected.


3. Section 1.18 of the Restated NEPOOL Agreement is amended to delete the words "wholesale" and "for resale," so that the Section, as amended, reads as follows:

          "Firm Contract" is any contract, other than a Unit Contract, for the purchase of Installed Capability, Operable Capability, Energy, Operating Reserves, and/or AGC, pursuant to which the purchaser's right to receive such Installed Capability, Operable Capability, Energy, Operating Reserves, and/or AGC is subject only to the supplier's inability to make deliveries thereunder as the result of events beyond the supplier's reasonable control.


4. Clause (c) of Section 1.44 of the Restated NEPOOL Agreement is amended in its entirety to read as follows:

          (c) kilowatthours of use by such Participant, exclusive of use by such Participant for the operation and maintenance of its generating unit or units, plus

5. Section 1.74 of the Restated NEPOOL Agreement is amended by changing "more than 50%" to "10% or more," so that the Section, as amended, reads as follows:

          "Related Person" of a Participant is either (i) a corporation, partnership, business trust or other business organization 10% or more of the stock or equity interest in which is owned directly or indirectly by, or is under common control with, the Participant, or (ii) a corporation, partnership, business trust or other business organization which owns directly or indirectly 10% or more of the stock or other equity interest in the Participant, or (iii) a corporation, partnership, business trust or other business organization 10% or more of the stock or other equity interest in which is owned directly or indirectly by a corporation, partnership, business trust or other business organization which also owns 10% or more of the stock or other equity interest in the Participant.

6. Section 1.79 of the Restated NEPOOL Agreement is amended to delete the words "wholesale" and "for resale," so that the Section, as amended, reads as follows:

          "System Contract" is any contract for the purchase of Installed Capability, Operable Capability, Energy, Operating Reserves and/or AGC, other than a Unit Contract or Firm Contract, pursuant to which the purchaser is entitled to a specifically determined or determinable amount of such Installed Capability, Operable Capability, Energy, Operating Reserves, and/or AGC.

7. Section 1.84 of the Restated NEPOOL Agreement is amended to delete the word "wholesale," so that the Section, as amended, reads as follows:

          "Unit Contract" is a purchase contract pursuant to which the purchaser is in effect currently entitled either (i) to a specifically determined or determinable portion of the Installed Capability of a specific electric generating unit or units, or (ii) to a specifically determined or determinable amount of Operable Capability, Energy, Operating Reserves, and/or AGC if, or to the extent that, a specific electric generating unit or units is or can be operated.


8. The introductory clause of Section 1.92 of the Restated NEPOOL Agreement is amended to delete the words "for resale," so that the introductory clause, as amended, reads in its entirety as follows:

          Definitions marked by an asterisk (*) are modified as follows when a Participant purchases a portion of its requirements of electricity from another Participant pursuant to a Firm Contract:

     and the introductory clause of subsection 1.92(b) is amended to replace "the electric needs of its customers" with "its electric needs," so that the introductory clause of that subsection, as amended, reads in its entirety as follows:

          If the Firm Contract does not limit deliveries to a specifically stated number of Kilowatts, but entitles the Participant to receive such amounts of electricity as it may require to supply its electric needs (thus placing the responsibility for meeting additional demands on the supplying Participant):

9. The second paragraph of Section 3.1 of the Restated NEPOOL Agreement is amended to delete the requirement that an Entity engage or propose to engage in business in New England, so that the paragraph, as amended, reads in its entirety as follows:

          Any other Entity may, upon compliance with such reasonable conditions as the Management Committee may prescribe, become a Participant by depositing a counterpart of this Agreement as theretofore amended, duly executed by it, with the Secretary of the Management Committee, accompanied by a certified copy of a vote of its board of directors, or such other body or bodies as may be appropriate, duly authorizing its execution and performance of this Agreement, and a check in payment of the application fee described below.


                           SECTION II
                      AMENDMENTS TO TARIFF
                      --------------------

     Section 1.13 of the Tariff, as amended by the Second Supplement to the Thirty-Third Agreement, dated as of June 1, 1997, is amended in its entirety to read as follows:

     "Eligible Customer": (i) Any Participant that is engaged, or proposes to engage, in the wholesale or retail electric power business is an Eligible Customer under the Tariff. (ii) Any electric utility (including any power marketer), Federal power marketing agency, or any other entity generating electric energy for sale or for resale is an Eligible Customer under the Tariff; provided that electric energy sold or produced by such entity is electric energy produced in the United States, Canada or Mexico; and provided further, however, with respect to transmission service that the Commission is prohibited from ordering by
     Section 212(h) of the Federal Power Act, such entity is eligible only if the service is provided pursuant to a state requirement that the Transmission Provider with which that entity is directly interconnected offer the transmission service, or pursuant to a voluntary offer of such service by the Transmission Provider with which that entity is directly interconnected. (iii) Any end user of electricity which is taking or eligible to take unbundled transmission service pursuant to a state requirement that the Transmission Provider with which that end user is directly interconnected offer the transmission service, or pursuant to a voluntary offer of unbundled transmission service by the Transmission Provider with which that end user is directly interconnected, is an Eligible Customer under the Tariff.


                           SECTION III
                                   INTERIM END USER PROVISIONS
                  ---------------------------

     Portions of the Prior Agreement with respect to Capability Responsibilities, central dispatch and interchange transactions continue in effect and will not be fully superseded by the Restated NEPOOL Agreement until the Second Effective Date. In view of the difficulty of making these Prior Agreement provisions applicable to end users prior to the Second Effective Date, the provisions of the Prior Agreement that continue in effect shall not be applicable to Participants that qualify as Entities solely under Section 1.16(b) of the Restated NEPOOL Agreement. Until the Second Effective Date, or such date established by the Management Committee or pursuant to an order of the Commission: (i) the Load, Capability Responsibility, and obligations for and rights to energy and operating reserve of the Participants shall be calculated by the System Operator as if the Participants that qualify as Entities solely under Section 1.16(b) were not Participants; (ii) the Voting Shares of Participants that qualify as Entities solely under Section 1.16(b) shall be determined as if such Participants did not have any Load, Generation Ownership Shares, Transmission Ownership Shares, Annual Transmission Revenue Requirements, or Energy Entitlements; and (iii) Participants that qualify as Entities solely under Section 1.16(b) shall limit their electric power arrangements within the NEPOOL Control Area to suppliers that: (A) qualify as Entities under Section 1.16(a) and (B) are either Participants or have entered into contractual arrangements with a Participant to assure that such suppliers have adequate power supply resources to meet their electric power requirements and their share of the NEPOOL required operating reserves.

     If the Second Effective Date has not occurred on or before October 1, 1998, the provisions of this Section shall be of no further effect; provided, however, that such provisions shall continue in effect after October 1, 1998 if (i) the Commission so orders pursuant to a request by the ISO, or (ii) the Management Committee so establishes pursuant to a request by the ISO; provided, further, that the Management Committee may not extend the effectiveness of this Section beyond December 31, 1998.

                            SECTION IV

                    EFFECTIVENESS OF AGREEMENT
                    --------------------------

     Following its execution by the requisite number of Participants, this Thirty-Fourth Agreement, and the amendments provided for above, shall become effective on November 1, 1997, or on such later date as the Commission shall provide that such amendments shall become effective; provided that such amendments shall not become effective if the requisite number of Participants give notice in accordance with Section 21.11 of the Restated NEPOOL Agreement that they object to the amendments.

                            SECTION V

                      USAGE OF DEFINED TERMS
                      ----------------------

     The usage in this Thirty-Fourth Agreement of terms which are defined in the NEPOOL Agreement shall be deemed to be in accordance with the definitions thereof.

                            SECTION VI

                           COUNTERPARTS
                           ------------

     This Thirty-Fourth Agreement may be executed in any number of counterparts and each executed counterpart shall have the same force and effect as an original instrument as if all the parties to all the counterparts had signed the same instrument. Any signature page of this Thirty-Fourth Agreement may be detached from any counterpart of this Thirty-Fourth Agreement without impairing the legal effect of any signatures thereof, and may be attached to another counterpart of this Thirty-Fourth Agreement identical in form thereto but having attached to it one or more signature pages.

     IN WITNESS WHEREOF, each of the signatories has caused a counterpart signature page to be executed by its duly authorized representative, as of September 1, 1997.

THIRTY-FIFTH AGREEMENT      AMENDING
                NEW ENGLAND POWER POOL AGREEMENT


     THIS THIRTY-FIFTH AGREEMENT AMENDING NEW ENGLAND POWER POOL AGREEMENT, dated as of November 15, 1997, ("Thirty-Fifth Agreement") is entered into by the signatory Participants to amend the New England Power Pool Agreement (the "NEPOOL Agreement"), as amended.

     WHEREAS, the NEPOOL Agreement as in effect on December 1, 1996 ("Prior NEPOOL Agreement") was amended and restated by the Thirty-Third Agreement Amending New England Power Pool Agreement dated as of December 1, 1996 (the "Thirty-Third Agreement") in the form of the Restated New England Power Pool Agreement ("Restated NEPOOL Agreement") attached to the Thirty-Third Agreement as Exhibit A thereto, but certain portions of the Prior NEPOOL Agreement, including Section 9 thereof, have been continued in effect pending the occurrence of the Second Effective Date; and

     WHEREAS, the first supplement to the Thirty-Third Agreement ("First Supplement") dated as of February 7, 1997, among other things, corrected various provisions of the Restated NEPOOL Agreement and the NEPOOL Open Access Transmission Tariff ("Tariff") which is Attachment B to the Restated NEPOOL Agreement; and

     WHEREAS, the second supplement to the Thirty-Third Agreement ("Second Supplement") dated as of June 1, 1997, effected various changes in the Restated NEPOOL Agreement and the Tariff, and proposed that the Installed Capability provisions of Section 12 of the Restated NEPOOL Agreement supersede
Section 9 of the Prior NEPOOL Agreement on November 1, 1997, in advance of the Second Effective Date; and

     WHEREAS, the third supplement to the Thirty-Third Agreement ("Third Supplement") dated as of September 1, 1997, provided for an extension of a standstill agreement with respect to the use of the transmission interconnections between the NEPOOL Control Area and New York or New Brunswick ("Ties");

     WHEREAS, the Thirty-Fourth Agreement Amending New England Power Pool Agreement dated as of September 1, 1997 (the "Thirty-Fourth Agreement") further amended the Restated NEPOOL Agreement and the Tariff to comply with requirements imposed by the Federal Energy Regulatory Commission ("Commission") in its Order issued June 25, 1997 in Docket No. EC97-35-000; and

     WHEREAS, the fourth supplement to the Thirty-Third Agreement ("Fourth Supplement") dated as of November 1, 1997, will amend the Restated NEPOOL Agreement and the Tariff (i) to provide an interim treatment of congestion costs, (ii) to add a new Part IIIA to the Tariff to specify additional rules governing use of the Ties, and (iii) to make the other changes and corrections specified therein; and

     WHEREAS, the Commission's Order issued October 29, 1997 (the "Order") with respect to the Second and Third Supplements has suspended until April 1, 1998 the effectiveness of the Installed Capability provisions of Section 12 of the Restated NEPOOL Agreement, but permitted effectiveness in the interim of a change, from 16 months to one month, in the time period over which changes in load are recognized in pool billings for installed capability obligations; and

     WHEREAS, the signatories hereto desire to implement the Order through a compliance filing that amends the continuing Capability Responsibility provisions of the Prior NEPOOL Agreement, which are to continue in effect until April 1, 1998 and then be superseded by the Installed Capability provisions of Section 12 of the Restated NEPOOL Agreement, by modifying the time period over which changes in load are recognized, and to make related changes.

     NOW, THEREFORE, the signatory Participants agree as follows:

                           SECTION 1
               AMENDMENT TO PRIOR NEPOOL AGREEMENT

     1.1 Amendment to Section 9.2(a). Section 9.2(a) of the Prior NEPOOL Agreement is amended to read as follows:

          (a) At the conclusion of each month commencing with November, 1997, the Operations Committee shall determine for each Participant a fraction P in accordance with the following formula:

                    P =  B
                         -
    C

                        P is the Participant's fraction for such month for use under Section 9.2(b).

                        B is the Participant's Adjusted Monthly Peak for such month.

                        C is the aggregate for the month of the Adjusted Monthly Peaks for all Participants.

         1.2  Amendment of Section 9.2(b)(1).  The definitions of "Q" and "S" in
Section 9.2(b)(1) are amended to read as follows:

                        Q for each month commencing with November, 1997, is the value of the Participant's fraction for the month as determined in accordance with
                             Section 9.2(a).

                        S for each month commencing with November, 1997, is equal to 1.00.

         1.3 Amendment of Section 9.4(a). Section 9.4(a) is amended by inserting the following additional paragraph at the end:

              Upon application by a Participant to the Management Committee, the Management Committee shall, if it finds that such Participant's deficiency for the month of November, 1997 was due in whole or in part to causes beyond the Participant's reasonable control, excuse the Participant from all or a specified portion of the Capability Responsibility adjustment charge for the month of November, 1997.

         1.4 Amendment of Section 15.7. The definition of "Capability Period" in Section 15.7 is amended to read as follows:

              15.7 "Capability Period" is a period of six months commencing either on November 1 or May 1; provided that if any computation to be made for purposes of Section 9 is to be made with respect to a period which is shorter than six months, "Capability Period" shall mean such shorter period for purposes of such computation.

                           SECTION 2
                         MISCELLANEOUS

         2.1 Following execution by the requisite number of Participants in accordance with the Restated NEPOOL Agreement, this Thirty-Fifth Agreement shall become effective as of November 1, 1997 with respect to the computation of Capability Responsibilities for November, 1997 and subsequent months to and including March, 1998, or on such other date as the Commission shall provide that the amendments provided for in this Thirty-Fifth Agreement shall become effective; provided that such amendments shall not become effective if Participants having the requisite number of Voting Shares give notice in accordance with Section 21.11 of the Restated NEPOOL Agreement that they object to the amendments.

         2.2. Terms used in this Thirty-Fifth Agreement that are not defined herein shall have the meanings ascribed to them in the Thirty-Third Agreement.

         2.3. This Thirty-Fifth Agreement may be executed in any number of counterparts and each executed counterpart shall have the same force and effect as an original instrument and as if all the parties to all the counterparts had signed the same instrument. Any signature page of this Thirty-Fifth Agreement may be detached from any counterpart of this Thirty-Fifth Agreement without impairing the legal effect of any signatures thereof, and may be attached to another counterpart of this Thirty-Fifth Agreement identical in form thereto but having attached to it one or more signature pages.

         IN WITNESS WHEREOF, each of the signatories has caused a counterpart signature page for this Thirty-Fifth Agreement to be executed by its duly authorized representative as of November 15, 1997.